Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Stream Global Services, Inc.

Wellesley, MA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-144447) and Form S-8 (Nos. 333-152646 and 333-162421) of Stream Global Services, Inc. (formerly Global BPO Services Corp.) of our report dated March 17, 2008, relating to the 2007 consolidated financial statements of Stream Global Services, Inc. (formerly Global BPO Services Corp.), which appears in this Form 10-K.

/s/  BDO Seidman, LLP

Boston, MA

March 10, 2010